SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2014

SANDERSON FARMS, INC.

(Exact name of registrant as specified in its charter)

Mississippi	1-14977	64-0615843
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

127 Flynt Road Laurel, Mississippi		39443
(Address of principal executive offices)		(Zip Code)

(601) 649-4030

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On October 29, 2014, the Registrant entered into an amendment to its Credit Agreement dated October 23, 2013 with BMO Harris Bank, N.A., as Agent and letter of credit issuer and BMO Harris Financing, Inc.; Regions Bank; AgFirst Farm Credit Bank; U.S. Bank National Association; Farm Credit Services of America, PCA; Farm Credit Bank of Texas; Trustmark National Bank; Bank of the West; Farm Credit Mid-America, PCA; United FCS, PCA d/b/a FCS Commercial Finance Group; GreenStone Farm Credit Services, ACA/FLCA; Farm Credit West, PCA; AgStar Financial Services, PCA; 1st Farm Credit Services, PCA; Northwest Farm Credit Services, PCA and American AgCredit, PCA.

The amendment increased the Credit Agreement’s limitation on the Registrant’s general capital expenditures from $65,000,000 to $75,000,000 per fiscal year. The amendment also increased the amount not actually spent in capital expenditures in the preceding fiscal year that the Registrant may carry over to the next fiscal year from $10,000,000 per fiscal year to $15,000,000 per fiscal year. Finally, the amendment increased the amount that the Registrant may spend in capital expenditures in connection with its new poultry complex in Palestine, Texas from $140,000,000 to $155,000,000.

A copy of the amendment is filed as Exhibit 10 to this report and is incorporated herein by reference. The description above is a summary of the amendment and is qualified in its entirety by the complete text of the amendment.

Some of the lenders under the credit facility or their affiliates have, or may have in the future, various relationships with the Registrant and its affiliates involving the provision of financial services. As of the date of this report, the following such relationships exist, some of which may be material:

•	Trustmark National Bank is the trustee of the Employee Stock Ownership Plan and Trust of Sanderson Farms, Inc. and Affiliates.

•	The Registrant maintains regular deposit accounts with Regions Bank, including its payroll accounts and cash management accounts, and the Registrant pays Regions Bank a fee for cash management services provided to the Registrant. Regions Bank also maintains the trust account for the Registrant’s health benefit plan and trust. In addition, the Registrant has approximately $923,000 in operating leases outstanding to Regions Bank for certain equipment, primarily trucks, trailers and tractors.

•	Northwest Farm Credit Services, PCA purchased $50,000,000 of senior notes due April 28, 2016 of the Registrant in a private placement pursuant to a Note Purchase Agreement dated April 28, 2006 with the Registrant, of which $20,000,000 remains outstanding.

•	Finally, one of the Registrant’s directors, Toni D. Cooley, is a director of Trustmark National Bank and its parent company, Trustmark Corporation.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) The following exhibits are furnished with this Current Report:

Exhibit No.	Description

10	First Amendment to Credit Agreement dated October 29, 2014 among Sanderson Farms, Inc., and the Banks party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANDERSON FARMS, INC.

(Registrant)

Date: November 4, 2014	By:	/s/ D. Michael Cockrell
D. Michael Cockrell
Treasurer and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10	First Amendment to Credit Agreement dated October 29, 2014 among Sanderson Farms, Inc., and the Banks party thereto.